Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS' SECOND QUARTER EPS RISES TO $0.35;
POSTS RECORD SALES ON STRENGTH OF NORTH AMERICA
BACK-TO-SCHOOL SELL-IN

Second Quarter Highlights

•	Record net sales of $518.7 million increased 4.0%; up 6.8% excluding currency impact

•	Operating income of $61.4 million increased 18.5%; Adjusted operating income of $61.5 million rose 10.2%

•	Operating margin of 11.8% increased 140 basis points; Adjusted operating margin of 11.9% increased 70 basis points

•	EPS of $0.35 versus $0.24 in prior year; Record adjusted EPS of $0.36 versus $0.32 in prior year

•	Raising 2019 outlook

LAKE ZURICH, ILLINOIS, July 30, 2019 - ACCO Brands Corporation (NYSE: ACCO), one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products, today reported its second quarter results for the period ended June 30, 2019.

"I am very pleased with our results in the quarter and year to date. We have managed the business well, and offset inflation and tariffs with pricing and tight expense management," said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands. "Our strategy of diversifying into growing channels and geographies is working, and our focus on consumer-centric products and brands is paying off as evidenced by the strong sales and profit growth in North America where we are well- positioned for a very good back-to-school season," he added.

Net sales of $518.7 million increased 4.0% from the prior-year period, as acquisitions added 2.4% and adverse currency reduced sales 2.8%. Comparable sales increased 4.4%, as pricing more than offset lower volume. Net income was $35.9 million, or $0.35 per share, including pre-tax charges of $0.4 million, primarily for bank debt refinancing. Net income in the prior-year quarter was $25.7 million, or $0.24 per share, including $4.0 million of charges and higher taxes. The increase in net income was largely due to higher operating income and lower taxes. Adjusted net income was $36.3 million, or $0.36 per share, compared with $34.6 million, or $0.32 per share, in the prior-year quarter. Both reported and adjusted earnings per share reflected improved operating performance, fewer outstanding shares, and the GOBA acquisition, partially offset by the impact of negative foreign exchange.

Business Segment Highlights

ACCO Brands North America - Sales of $307.9 million increased 8.9% from the prior-year period. Excluding currency impact, sales increased 9.4%. The sales increase was driven by pricing, and, to a lesser extent, by volume related to back-to-school shipments. Operating income of $60.6 million increased 17.7% from the prior-year quarter primarily due to higher sales and cost-reduction initiatives, partially offset by inflation and tariffs. Adjusted operating income of $60.4 million increased 13.7% from the prior-year quarter.

ACCO Brands EMEA - Sales of $128.3 million decreased 8.7% primarily due to adverse foreign currency which reduced sales by 6.3%. Comparable sales decreased 2.4%. Operating income of $7.4 million decreased 11.9% from the prior-year period due to lower sales, higher product warranty and distribution expenses, and adverse foreign exchange, partially offset by lower integration and restructuring charges. Adjusted operating income of $7.4 million decreased 27.5% from the prior-year period.

ACCO Brands International - Sales of $82.5 million increased 9.3% with the GOBA acquisition adding 15.8% and adverse foreign exchange reducing sales by 5.2%. Comparable sales decreased 1.3% as strong growth in Brazil and Mexico was offset by a decline in Australia. Operating income of $4.1 million increased 24.2% driven by $1.7 million from the GOBA acquisition. Adjusted operating income of $4.4 million rose 22.2%.

Six Month Results

Net sales increased 0.9% from the prior-year period to $912.6 million driven by increased pricing and acquisitions, partially offset by the negative impact of foreign exchange. Comparable sales increased 2.2%. Net income was $35.3 million, or $0.34 per share, including $9.2 million of charges. This compared with net income of $36.1 million, or $0.33 per share, in the prior-year period, which included $10.3 million of charges. Higher operating income in the current period was more than offset by a $5.6 million tax expense related to our Brazilian tax reserve and higher interest expense. Adjusted net income increased to $45.0 million, or $0.44 per share, from $43.5 million, or $0.40 per share, in the prior-year period. The increase in adjusted net income was the result of improved operating income, which was partly offset by higher interest and tax expenses. Both reported and adjusted earnings per share reflected lower shares outstanding.

Capital Allocation

In the quarter, the company used $54.4 million of net cash from operating activities and, including capital expenditures of $7.5 million, used $61.7 million of free cash flow. The company repurchased 3.4 million shares for a total of $27.4 million, and paid $6.0 million in dividends. Year to date, the company used $115.7 million of net cash from operating activities and, including capital expenditures of $14.7 million, used $130.1 million of free cash flow. The company repurchased 4.7 million shares for a total of $37.9 million, and paid $12.2 million in dividends. The company expects to continue to generate strong annual cash flow, and its capital allocation priorities remain funding strategic acquisitions, debt reduction, dividends and share repurchases. The company continues to target a long-term net leverage ratio in the range of 2.0x-2.5x.

Outlook

The company is raising its 2019 outlook for net sales growth and adjusted earnings per share, and reiterating its outlook for free cash flow.

	Updated 2019 Outlook	Previous 2019 Outlook
Net sales growth	0%	(3)% to 0%
Adjusted EPS	$1.15 to $1.20	$1.10 to $1.20
Free Cash Flow	$165 million to $175 million	$165 million to $175 million

Webcast

At 8:30 a.m. Eastern time on July 31, 2019, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include AT-A-GLANCE®, Barrilito®, Derwent®, Esselte®, Five Star®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including comparable net sales, adjusted operating income, adjusted net income, adjusted net income per share, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), net leverage ratio, free cash flow, adjusted tax rate and normalized tax rate. We have included a description of each of these measures and a reconciliation to the most directly comparable GAAP financial measure in the tables attached to this press release. We sometimes refer to comparable net sales as comparable sales and adjusted net income per share as adjusted earnings per share.

We use the non-GAAP financial measures both in the internal evaluation and management of our business and to explain our results to stockholders and the investment community. Senior management’s incentive compensation is derived, in part, using certain of these measures. We believe these measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful comparisons and enhance an overall understanding of our past financial performance and our future prospects. The non-GAAP results are an indication of our baseline performance before gains, losses or other charges that we considered to be outside our core operating results.

The non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as unusual income tax items, restructuring, and integration charges, acquisition-related expenses, the impact of foreign currency fluctuation and acquisitions, and other one-time or non-recurring items. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the company’s financial statements presented in accordance with GAAP.

This press release also provides forward-looking non-GAAP adjusted earnings per share, free cash flow and net leverage ratio. We do not provide a reconciliation of forward-looking adjusted earnings per share, adjusted tax rate, net leverage ratio or free cash flow to GAAP because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and acquisitions, and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our 2019 guidance is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the timing, cost and synergies expected from integration of acquisitions; impact of changes in U.S. tax laws and trade policies; changes in the macro environment; fluctuations in foreign currency rates and share count; changes in the competitive landscape, including ongoing uncertainties driven by the consolidation in the traditional office products channels; as well as other factors described below.

Among the factors that could cause actual results to differ materially from our forward-looking statements are: a relatively limited number of large customers account for a significant percentage of our sales; risks associated with shifts in the channels of distribution for our products; risks associated with foreign currency fluctuations; challenges related to the highly competitive business environments in which we operate, including ongoing uncertainties driven by consolidation in the traditional office products channels; our ability to develop and market innovative products that meet consumer demands; our ability to grow profitably through acquisitions and expand our product assortment into new and adjacent categories; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including synergies; risks associated with the changes to U.S. trade policies and regulations, including increased import tariffs and overall uncertainty surrounding international trade relations; the failure, inadequacy or interruption of our information technology systems or supporting infrastructure; risks associated with a cybersecurity incident or information security breach; our ability to successfully expand our business in emerging markets which generally expose us to greater financial, operational, regulatory and compliance and other risks; the effects of the U.S. Tax Cuts and Jobs Act; the impact of litigation or other legal proceedings; risks associated with changes in the cost or availability of raw materials, labor, transportation and other necessary supplies and services and the cost of finished goods; issues that affect consumer spending decisions during periods of economic uncertainty or weakness; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products; risks associated with seasonality; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements and the costs of compliance; the sufficiency of investment returns on pension assets and risks related to actuarial assumptions; any impairment of our intangible assets; risks associated with our indebtedness, including our debt service obligations, limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; the bankruptcy or financial instability of our customers and suppliers; our failure to comply with customer contracts; our ability to secure, protect and maintain our intellectual property rights; product liability claims, recalls or regulatory actions; our ability to attract and retain key employees; the volatility of our stock price; material disruptions of our or our suppliers' operations resulting from circumstances outside our control; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, and in other reports we file with the SEC.

For further information:

Julie McEwan        Christine Hanneman
Media Relations        Investor Relations
(937) 974-8162        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Net sales	$518.7	$498.8	4.0%	$912.6	$904.6	0.9%
Cost of products sold	352.9	336.4	4.9%	621.0	614.7	1.0%
Gross profit	165.8	162.4	2.1%	291.6	289.9	0.6%
Operating costs and expenses:
Selling, general and administrative expenses	95.5	100.0	(4.5)%	191.4	201.8	(5.2)%
Amortization of intangibles	8.9	8.5	4.7%	18.2	17.8	2.2%
Restructuring charges	—	2.1	(100.0)%	2.7	6.8	(60.3)%
Total operating costs and expenses	104.4	110.6	(5.6)%	212.3	226.4	(6.2)%
Operating income	61.4	51.8	18.5%	79.3	63.5	24.9%
Non-operating expense (income):
Interest expense	11.7	9.9	18.2%	22.1	19.3	14.5%
Interest income	(1.3)	(1.4)	(7.1)%	(2.2)	(2.4)	(8.3)%
Non-operating pension income	(1.4)	(2.3)	(39.1)%	(2.8)	(4.5)	(37.8)%
Other expense, net	1.2	1.6	(25.0)%	1.0	1.0	—%
Income before income tax	51.2	44.0	16.4%	61.2	50.1	22.2%
Income tax expense	15.3	18.3	(16.4)%	25.9	14.0	85.0%
Net income	$35.9	$25.7	39.7%	$35.3	$36.1	(2.2)%

Per share:
Basic income per share	$0.35	$0.24	46%	$0.35	$0.34	3%
Diluted income per share	$0.35	$0.24	46%	$0.34	$0.33	3%

Weighted average number of shares outstanding:
Basic	101.3	106.1		101.8	106.4
Diluted	102.2	108.0		103.3	109.0

Dividends per common share	$0.06	$0.06		$0.12	$0.12

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018		2019	2018
Gross profit (Net sales, less Cost of products sold)	32.0%	32.6%		32.0%	32.0%
Selling, general and administrative expenses	18.4%	20.0%		21.0%	22.3%
Operating income	11.8%	10.4%		8.7%	7.0%
Income before income tax	9.9%	8.8%		6.7%	5.5%
Net income	6.9%	5.2%		3.9%	4.0%
Income tax rate	29.9%	41.6%		42.3%	27.9%

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

The following table sets forth a reconciliation of certain Statement of Operations information reported in accordance with GAAP to adjusted Non-GAAP Information.

	Three Months Ended June 30, 2019						Three Months Ended June 30, 2018
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Selling, general and administrative expenses	$95.5	18.4%	$(0.1)	(A.2)	$95.4	18.4%	$100.0	20.0%	$(1.9)	(A.2)	$98.1	19.7%	(2.8)%
Restructuring charges	—		—		—		2.1		(2.1)	(A.3)	—		NM
Operating income	61.4	11.8%	0.1		61.5	11.9%	51.8	10.4%	4.0		55.8	11.2%	10.2%
Interest expense	11.7		(0.1)	(A.4)	11.6		9.9		—		9.9		17.2%
Other expense, net	1.2		(0.2)	(A.4)	1.0		1.6		—		1.6		(37.5)%
Income before income tax	51.2	9.9%	0.4		51.6	9.9%	44.0	8.8%	4.0		48.0	9.6%	7.5%
Income tax expense	15.3		—	(A.5)	15.3		18.3		(4.9)	(A.5)	13.4		14.2%
Income tax rate	29.9%				29.7%		41.6%				28.0%
Net income	$35.9	6.9%	$0.4		$36.3	7.0%	$25.7	5.2%	$8.9		$34.6	6.9%	4.9%
Diluted income per share	$0.35		$—		$0.36		$0.24		$0.08		$0.32		12.5%
Weighted average number of shares outstanding:	102.2				102.2		108.0				108.0

	Six Months Ended June 30, 2019						Six Months Ended June 30, 2018
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Gross profit	$291.6	32.0%	$0.1	(A.1)	$291.7	32.0%	$289.9	32.0%	$—		$289.9	32.0%	0.6%
Selling, general and administrative expenses	191.4	21.0%	(0.5)	(A.2)	190.9	20.9%	201.8	22.3%	(3.5)	(A.2)	198.3	21.9%	(3.7)%
Restructuring charges	2.7		(2.7)	(A.3)	—		6.8		(6.8)	(A.3)	—		NM
Operating income	79.3	8.7%	3.3		82.6	9.1%	63.5	7.0%	10.3		73.8	8.2%	11.9%
Interest expense	22.1		(0.1)	(A.4)	22.0		19.3		—		19.3		14.0%
Other expense, net	1.0		(0.2)	(A.4)	0.8		1.0		—		1.0		(20.0)%
Income before income tax	61.2	6.7%	3.6		64.8	7.1%	50.1	5.5%	10.3		60.4	6.7%	7.3%
Income tax expense	25.9		(6.1)	(A.5)	19.8		14.0		2.9	(A.5)	16.9		17.2%
Income tax rate	42.3%				30.6%		27.9%				28.0%
Net income	$35.3	3.9%	$9.7		$45.0	4.9%	$36.1	4.0%	$7.4		$43.5	4.8%	3.4%
Diluted income per share	$0.34		$0.09		$0.44		$0.33		$0.07		$0.40		10.0%
Weighted average number of shares outstanding:	103.3				103.3		109.0				109.0

Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.
"Adjusted" results exclude restructuring charges, transaction and integration expenses associated with the acquisitions of Esselte Group Holdings AB ("Esselte"), GOBA Internacional, S.A. de C.V ("GOBA") and the Cumberland asset acquisition ("Cumberland"). In addition, "Adjusted" results exclude other one-time or non-recurring items and all unusual income tax items. Unusual income tax items include any tax return versus provision adjustments, the impacts of tax audits and changes in law, significant reserves for cash repatriation, excess tax benefits/losses and other discrete items. The discrete items are excluded due to the inherent difficulty in forecasting these items absent unreasonable effort.

1.	Represents the adjustment related to the amortization of step-up in the value of finished goods inventory associated with the Cumberland asset acquisition in 2019.

2.	Represents the elimination of transaction and integration expenses associated with the acquisitions of Esselte (in 2018 only), and GOBA and Cumberland (in 2019 only).

3.	Represents the elimination of restructuring charges.

4.	Represents the write-off of debt issuance costs and other costs associated with the Company's refinancing in the second quarter of 2019.

5.
The adjustments to tax expense include the effects of the adjustments outlined in items A.1 - 4 above in the amount of $0.118 million and discrete tax adjustments of $(0.031) million for a total of $0.087 million resulting in an adjusted tax rate of 29.7% for the second quarter of 2019, and adjustments in the amount of $1.0 million and discrete tax adjustments of $(7.1) million (including a $5.6 million tax expense related to our Brazilian tax reserve) for a total of $(6.1) million resulting in an adjusted tax rate of 30.6% for the first half of 2019. Income taxes in 2018 were recalculated at a normalized tax rate of 28% based on the then anticipated earnings mix for the full year, which was subsequently increased to 30%.

ACCO Brands Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(In millions)

"Adjusted EBITDA" represents net income after adding back depreciation; stock-based compensation expense; amortization of intangibles; interest expense, net; other expense, net; and income tax expense. Adjusted EBITDA also excludes the amortization of the step-up in value of finished goods inventory, transaction, integration, and restructuring charges. The following table sets forth a reconciliation of net income reported in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Net income	$35.9	$25.7	39.7%	$35.3	$36.1	(2.2)%
Inventory step-up amortization	—	—	NM	0.1	—	NM
Transaction and integration expenses	0.1	1.9	(94.7)%	0.5	3.5	(85.7)%
Restructuring charges	—	2.1	(100.0)%	2.7	6.8	(60.3)%
Depreciation	8.7	8.5	2.4%	17.5	17.5	—%
Stock-based compensation	3.4	4.0	(15.0)%	5.4	7.2	(25.0)%
Amortization of intangibles	8.9	8.5	4.7%	18.2	17.8	2.2%
Interest expense, net	10.4	8.5	22.4%	19.9	16.9	17.8%
Other expense, net	1.2	1.6	(25.0)%	1.0	1.0	—%
Income tax expense	15.3	18.3	(16.4)%	25.9	14.0	85.0%
Adjusted EBITDA (non-GAAP)	$83.9	$79.1	6.1%	$126.5	$120.8	4.7%

Adjusted EBITDA as a % of Net Sales	16.2%	15.9%		13.9%	13.4%

Reconciliation of Net Cash Used by Operating Activities to Free Cash Flow (Unaudited)
(In millions)

"Free Cash Flow" represents cash flow from operating activities less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets. The following table sets forth a reconciliation of net cash used by operating activities reported in accordance with GAAP to Free Cash Flow.

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Net cash used by operating activities	$(54.4)	$(115.7)	$(6.5)

Net cash (used) provided by:
Additions to property, plant and equipment	(7.5)	(14.7)	(17.0)
Proceeds from the disposition of assets	0.2	0.3	—
Free cash flow (non-GAAP)	$(61.7)	$(130.1)	$(23.5)

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
(in millions)	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$94.1	$67.0
Accounts receivable, net	460.5	428.4
Inventories	370.7	340.6
Other current assets	47.9	44.2
Total current assets	973.2	880.2
Total property, plant and equipment	630.6	618.7
Less: accumulated depreciation	(370.6)	(355.0)
Property, plant and equipment, net	260.0	263.7
Right of use asset, leases	98.3	—
Deferred income taxes	108.6	115.1
Goodwill	708.3	708.9
Identifiable intangibles, net	771.8	787.0
Other non-current assets	32.6	31.5
Total assets	$2,952.8	$2,786.4
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$3.3	$—
Current portion of long-term debt	45.8	39.5
Accounts payable	200.6	274.6
Accrued compensation	41.8	41.6
Accrued customer program liabilities	88.3	114.5
Lease liabilities	19.8	—
Other current liabilities	101.0	129.0
Total current liabilities	500.6	599.2
Long-term debt, net	1,049.7	843.0
Long-term lease liabilities	87.1	11.0
Deferred income taxes	182.3	176.2
Pension and post-retirement benefit obligations	240.7	257.2
Other non-current liabilities	114.4	110.1
Total liabilities	2,174.8	1,996.7
Stockholders' equity:
Common stock	1.0	1.1
Treasury stock	(38.2)	(33.9)
Paid-in capital	1,907.5	1,941.0
Accumulated other comprehensive loss	(458.9)	(461.7)
Accumulated deficit	(633.4)	(656.8)
Total stockholders' equity	778.0	789.7
Total liabilities and stockholders' equity	$2,952.8	$2,786.4

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in millions)	2019	2018
Operating activities
Net income	$35.3	$36.1
Amortization of inventory step-up	0.1	—
Loss on disposal of assets	—	0.1
Depreciation	17.5	17.5
Amortization of debt issuance costs	1.0	1.0
Amortization of intangibles	18.2	17.8
Stock-based compensation	5.4	7.2
Loss on debt extinguishment	0.3	0.3
Changes in balance sheet items:
Accounts receivable	(29.7)	7.8
Inventories	(26.6)	(74.7)
Other assets	(9.4)	(8.4)
Accounts payable	(74.4)	60.0
Accrued expenses and other liabilities	(55.6)	(66.7)
Accrued income taxes	2.2	(4.5)
Net cash used by operating activities	(115.7)	(6.5)
Investing activities
Additions to property, plant and equipment	(14.7)	(17.0)
Proceeds from the disposition of assets	0.3	—
Other assets acquired	(5.2)	—
Net cash used by investing activities	(19.6)	(17.0)
Financing activities
Proceeds from long-term borrowings	325.8	210.4
Repayments of long-term debt	(105.0)	(54.5)
(Repayments) borrowings of notes payable, net	(1.4)	0.3
Payments for debt issuance costs	(3.3)	—
Dividends paid	(12.2)	(12.7)
Repurchases of common stock	(37.9)	(50.2)
Payments related to tax withholding for stock-based compensation	(4.3)	(7.4)
Proceeds from the exercise of stock options	0.2	6.2
Net cash provided by financing activities	161.9	92.1
Effect of foreign exchange rate changes on cash and cash equivalents	0.5	(6.3)
Net increase in cash and cash equivalents	27.1	62.3
Cash and cash equivalents
Beginning of the period	67.0	76.9
End of the period	$94.1	$139.2

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions)

	2019					2018					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$160.4	$6.8	$1.4	$8.2	5.1%	$165.6	$2.9	$1.8	$4.7	2.8%	$(5.2)	(3.1)%	$3.5	74.5%	230
ACCO Brands EMEA	146.5	15.9	0.2	16.1	11.0%	154.5	14.1	3.3	17.4	11.3%	(8.0)	(5.2)%	(1.3)	(7.5)%	(30)
ACCO Brands International	87.0	5.6	1.2	6.8	7.8%	85.7	5.8	0.8	6.6	7.7%	1.3	1.5%	0.2	3.0%	10
Corporate	—	(10.4)	0.4	(10.0)		—	(11.1)	0.4	(10.7)		—		0.7
Total	$393.9	$17.9	$3.2	$21.1	5.4%	$405.8	$11.7	$6.3	$18.0	4.4%	$(11.9)	(2.9)%	$3.1	17.2%	100

Q2:
ACCO Brands North America	$307.9	$60.6	$(0.2)	$60.4	19.6%	$282.8	$51.5	$1.6	$53.1	18.8%	$25.1	8.9%	$7.3	13.7%	80
ACCO Brands EMEA	128.3	7.4	—	7.4	5.8%	140.5	8.4	1.8	10.2	7.3%	(12.2)	(8.7)%	(2.8)	(27.5)%	(150)
ACCO Brands International	82.5	4.1	0.3	4.4	5.3%	75.5	3.3	0.3	3.6	4.8%	7.0	9.3%	0.8	22.2%	50
Corporate	—	(10.7)	—	(10.7)		—	(11.4)	0.3	(11.1)		—		0.4
Total	$518.7	$61.4	$0.1	$61.5	11.9%	$498.8	$51.8	$4.0	$55.8	11.2%	$19.9	4.0%	$5.7	10.2%	70

Q3:
ACCO Brands North America						$263.4	$33.7	$(0.3)	$33.4	12.7%
ACCO Brands EMEA						143.1	14.6	2.2	16.8	11.7%
ACCO Brands International						100.8	16.1	0.1	16.2	16.1%
Corporate						—	(6.9)	—	(6.9)
Total						$507.3	$57.5	$2.0	$59.5	11.7%

Q4:
ACCO Brands North America						$228.9	$28.5	$3.1	$31.6	13.8%
ACCO Brands EMEA						167.1	22.3	0.7	23.0	13.8%
ACCO Brands International						133.3	24.0	0.3	24.3	18.2%
Corporate						—	(8.8)	—	(8.8)
Total						$529.3	$66.0	$4.1	$70.1	13.2%

YTD:
ACCO Brands North America	$468.3	$67.4	$1.2	$68.6	14.6%	$940.7	$116.6	$6.2	$122.8	13.1%
ACCO Brands EMEA	274.8	23.3	0.2	23.5	8.6%	605.2	59.4	8.0	67.4	11.1%
ACCO Brands International	169.5	9.7	1.5	11.2	6.6%	395.3	49.2	1.5	50.7	12.8%
Corporate	—	(21.1)	0.4	(20.7)		—	(38.2)	0.7	(37.5)
Total	$912.6	$79.3	$3.3	$82.6	9.1%	$1,941.2	$187.0	$16.4	$203.4	10.5%

(A) See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for a description of adjusted items on page 8.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales				$ Change - Net Sales (in millions)
	GAAP	Non-GAAP			GAAP	Non-GAAP

				Comparable				Comparable
	Net Sales	Currency		Net Sales	Net Sales	Currency		Net Sales
	Change	Translation	Acquisition	Change (A)	Change	Translation	Acquisition	Change (A)
Q1 2019:
ACCO Brands North America	(3.1)%	(0.6)%	—%	(2.5)%	$(5.2)	$(1.0)	$—	$(4.2)
ACCO Brands EMEA	(5.2)%	(8.7)%	—%	3.5%	(8.0)	(13.5)	—	5.5
ACCO Brands International	1.5%	(8.3)%	13.8%	(4.0)%	1.3	(7.1)	11.8	(3.4)
Total	(2.9)%	(5.3)%	2.9%	(0.5)%	$(11.9)	$(21.6)	$11.8	$(2.1)

Q2 2019:
ACCO Brands North America	8.9%	(0.5)%	—%	9.4%	$25.1	$(1.3)	$—	$26.4
ACCO Brands EMEA	(8.7)%	(6.3)%	—%	(2.4)%	(12.2)	(8.9)	—	(3.3)
ACCO Brands International	9.3%	(5.2)%	15.8%	(1.3)%	7.0	(3.9)	11.9	(1.0)
Total	4.0%	(2.8)%	2.4%	4.4%	$19.9	$(14.1)	$11.9	$22.1

2019 YTD:
ACCO Brands North America	4.4%	(0.5)%	—%	4.9%	$19.9	$(2.3)	$—	$22.2
ACCO Brands EMEA	(6.8)%	(7.6)%	—%	0.8%	(20.2)	(22.4)	—	2.2
ACCO Brands International	5.1%	(6.8)%	14.7%	(2.8)%	8.3	(11.0)	23.7	(4.4)
Total	0.9%	(3.9)%	2.6%	2.2%	$8.0	$(35.7)	$23.7	$20.0
(A) Comparable net sales represents net sales excluding acquisitions and with current-period foreign operation sales translated at prior-year currency rates.